Exhibit 10.3

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this 5th day of October, 2005, (the "Effective Date"), between INTERACTIVE GAMES, INC., a Florida corporation having its principal place of business located at 319 Clematis Street, West Palm Beach, Fl. 33401 (“the "Company") and Henry Fong, an individual residing at 622 N. Flagler Drive, West Palm Beach, Florida 33401(the "Employee") (collectively “the Parties”).

WHEREAS, the Company is a Florida corporation that is engaged in all aspects of mobile gaming technology; and

WHEREAS, the Company desires to employ the Employee and the Employee desires to be in the employ of the Company; and

WHEREAS, the Company has a valuable reputation and goodwill in its business, with expertise in all aspects of the video gaming technology field (the "Business"); and

WHEREAS, Employee has extensive experience in the Business; and

WHEREAS, the Employee, by virtue of the Employee's employment with the Company, will become familiar with and possessed with the manner, methods, trade secrets and other confidential information pertaining to the Company's Business, including the Company's client base;

NOW, THEREFORE, in consideration of the mutual agreements contained, the Company and the Employee do hereby agree as follows:

Recitals.  The above recitals are true, correct, and are herein incorporated by reference.

1.  Employment.  The Company hereby employs the Employee, and the Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

2.  Authority and Power During Employment Period.

a. Duties and Responsibilities. During the "Term" and any "Renewal Term" (as hereinafter defined) of this Agreement, the Employee shall serve the Company as The Vice President of Operations and Product Development and shall have such operating supervision over all gaming technology developed, produced, or distributed by the Company, as is directed by the Board of Directors and/or the Chief Executive Officer of the Company.

b. Time Devoted. Throughout the term of the Agreement, the Employee shall devote substantially all of the Employee's business time and attention to the business and affairs of the Company consistent with the Employee's position with the Company, except for reasonable vacations, illness or incapacity.

3.  Term. The Term of employment hereunder will commence on the Effective date as set forth above and end ONE (1) YEAR thereafter, unless terminated pursuant to Section 5 of this Agreement ("Term"), provided, however, that this Agreement shall be renewable upon mutual written consent of the parties ("Renewal Term") for additional ONE (1) YEAR terms.

4.  Compensation and Benefits.

a. Salary. The Employee shall be paid a base salary (the "Base Salary"), payable bi-weekly, at an annual rate of FIFTY THOUSAND Dollars ($50,000.00) or accrued and payable in the common stock of the Company.

b. Company Stock. As further compensation, the Employee shall receive ONE-HUNDRED THOUSAND (100,000) RESTRICTED shares of the Company’s Stock. Employee is prohibited from selling the shares received pursuant to this paragraph during the Term of this Agreement. In the event the employment relationship created hereunder is terminated prior to the end of the Term, Employee shall immediately return said shares to Company.

c. Employee Benefits. The Company shall pay for health insurance for Employee if so desired and make health insurance available for Employee’s family, at Employee’s sole expense.

d. Business Expense Reimbursement. During the Term or any Renewal Term, of employment, the Employee shall be entitled to receive proper reimbursement for all reasonable, out-of-pocket expenses incurred by the Employee (in accordance with the policies and procedures established by the Company for its executive officers) in performing services hereunder, provided the Employee properly accounts therefor and provided further that any expense in excess of $100 or in the aggregate of $500 must be approved in advance by the Chief Executive Officer.

e. Vacation. During each fiscal year with the Company, the Employee shall be entitled to ONE (1) WEEK paid vacation to be utilized or paid for each year (without accrual or carry over into the following year); provided however, that the Employee shall evidence reasonable judgment with regard to appropriate vacation scheduling in regard to the business affairs and operations of the Company and its subsidiaries.

5.  Consequences of Termination of Employment.

a. Death. In the event of the death of the Employee during the Term or Renewal Term of the Agreement, this Employment Agreement is automatically terminated.

b. Termination by the Company for Cause.

i. Nothing herein shall prevent the Company from terminating Employment for "Cause," as hereinafter defined. The Employee shall continue to receive salary only for the period ending with the date of such termination as provided in this Section 5 (b). Any rights and benefits the Employee may have in respect of any other compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs.

ii. "Cause" shall mean (A) committing or participating in an injurious act of fraud, gross neglect, misrepresentation, embezzlement or dishonesty against the Company; (B) committing or participating in any other injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent against the Company, monetarily or otherwise; (C) engaging in a criminal enterprise involving moral turpitude; (D) an act or acts (I) constituting a felony under the laws, rules or regulations of the United States, any state thereof or any association or other regulatory agency or (II) if applicable, loss of any state or federal license required for the Employee to perform the Employee's material duties or responsibilities for the Company; (E) a breach of any representation, warranty, covenant or agreement contained herein, including any assignment of this Agreement by the Employee in violation of Section 12 of this Agreement; (F) a conflict in the business philosophy of the Employee with the needs, interests and/or business philosophy of the Company, as determined in the sole discretion of the Board of Directors of the Company; or (G) any other action as determined by the Board of Directors and/or the Chief Executive Officer of the Company to not be in the best interests of the Company.

iii. Notwithstanding anything else contained in this Agreement, this Agreement will not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a notice of termination stating that the Employee committed one of the types of conduct set forth in this Section 5(b) contained in this Agreement and specifying the particulars thereof and the Employee shall be given a ten (10) day period to cure such conduct set forth in Section 5(b)(ii)(D)(II).

c. Termination by the Company Other than for Cause. The foregoing notwithstanding, the Company may terminate the Employee's employment for whatever reason it deems appropriate; provided, however, that in the event such termination is not based on Cause, as provided in Section 5(b) above, the Company may terminate this Agreement upon giving thirty (30) days prior written notice. During such thirty (30) day period, the Company shall continue to compensate the Employee in accordance with this Agreement.

d. Voluntary Termination. In the event the Employee terminates the Employee's employment on the Employee's own volition prior to the expiration of the Term or Renewal Term of this Agreement, such termination shall constitute a voluntary termination and in such event the Employee shall be limited to the same rights and benefits as provided in connection with a termination for Cause as provided in Section 5(b).

6.  Covenant Not to Compete and Non-Disclosure of Information.

a. Covenant Not to Compete. The Employee acknowledges and recognizes the highly competitive nature of the Company's Business and the goodwill, continued patronage, and specifically the names and addresses of the Company's Clients (as hereinafter defined) constitute a substantial asset of the Company having been acquired through considerable time, money and effort. Accordingly, in consideration of the execution of this Agreement, the Employee agrees to the following:

i. That during the Restricted Period (as hereinafter defined) and within the Restricted Area (as hereinafter defined), the Employee will not, individually or in conjunction with others, directly or indirectly, engage in any Business Activities (as hereinafter defined), whether as an employee, officer, director, proprietor, employer, partner, independent contractor, investor (other than as a holder solely as an investment of less than one percent (1%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise.

ii. That during the Restricted Period and within the Restricted Area, the Employee will not, directly or indirectly, compete with the Company by soliciting, inducing or influencing any of the Company's clients which have a business relationship with the Company at the time during the Restricted Period to discontinue or reduce the extent of such relationship with the Company.

iii. That during the Restricted Period and within the Restricted Area, the Employee will not (A) directly or indirectly recruit, solicit or otherwise influence any employee or agent of the Company to discontinue such employment or agency relationship with the Company, or (B) employ or seek to employ, or cause or permit any business which competes directly or indirectly with the Business Activities of the Company (the "Competitive Business") to employ or seek to employ for any Competitive Business any person who is then (or was at any time within six (6) months prior to the date Employee or the Competitive Business employs or seeks to employ such person) employed by the Company.

iv. That during the Restricted Period the Employee will not interfere with, or disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company and any customer, employee or agent of the Company.

b. Non-Disclosure of Information. The Employee acknowledges that the Company's trade secrets, private or secret processes, methods and ideas, as they exist from time to time, customer lists and information concerning the Company's services, training methods, development, technical information, marketing activities and procedures, credit and financial data concerning the Company and/or the Company's Clients (the "Proprietary Information") are valuable, special and unique assets of the Company, access to and knowledge of which are essential to the performance of the Employee hereunder. In light of the highly competitive nature of the industry in which the Company's business is conducted, the Employee agrees that all Proprietary Information, heretofore or in the future obtained by the Employee as a result of the Employee's association with the Company, shall be considered confidential.

In recognition of this fact, the Employee agrees that the Employee, during the Restricted Period, will not use or disclose any of such Proprietary Information for the Employee's own purposes or for the benefit of any person or other entity or organization (except the Company) under any circumstances unless such Proprietary Information has been publicly disclosed generally or, unless upon written advice of legal counsel reasonably satisfactory to the Company, the Employee is legally required to disclose such Proprietary Information. Documents (as hereinafter defined) prepared by the Employee or that come into the Employee's possession during the Employee's association with the Company are and remain the property of the Company, and when this Agreement terminates, such Documents shall be returned to the Company at the Company's principal place of business, as provided in the Notice provision (Section 8) of this Agreement.

c. Documents. "Documents" shall mean all original written, recorded, or graphic matters whatsoever, and any and all copies thereof, including, but not limited to: papers; books; records; tangible things; correspondence; communications; telex messages; memoranda; work-papers; reports; affidavits; statements; summaries; analyses; evaluations; client records and information; agreements; agendas; advertisements; instructions; charges; manuals; brochures; publications; directories; industry lists; schedules; price lists; client lists; statistical records; training manuals; computer printouts; books of account, records and invoices reflecting business operations; all things similar to any of the foregoing however denominated. In all cases where originals are not available, the term "Documents" shall also mean identical copies of original documents or non-identical copies thereof.

d. Company's Clients. The "Company's Clients" shall be deemed to be any persons, partnerships, corporations, professional associations or other organizations for whom the Company has performed or discussed performing Business Activities.

e. Restrictive Period. The "Restrictive Period" shall be deemed to be THREE (3) years following termination of this Agreement.

f. Restricted Area. The Restricted Area shall be deemed to mean within, Palm Beach County, Broward County, Dade County and Monroe County, Florida and within any other county of any state in which the Company is providing service or has a client at the time or within six (6) months of termination.

g. Business Activities. "Business Activities" shall be deemed to include any general trust business activities and any additional activities which the Company or any of its affiliates may engage in during the Term or any Renewal Term of this Agreement.

h. Covenants as Essential Elements of this Agreement. It is understood by and between the parties hereto that the foregoing covenants contained in Sections 6 (a) and (b) are essential elements of this Agreement, and that but for the agreement by the Employee to comply with such covenants, the Company would not have agreed to enter into this Agreement. Such covenants by the Employee shall be construed to be agreements independent of any other provisions of this Agreement. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties shall not constitute a defense to the enforcement of such covenants against the Employee. In the event Employee shall be in violation of the aforementioned restrictive covenants, the time limitation thereof with respect to the defaulting party shall be extended for a period of time equal to the period of time during which breach or breaches should occur; and in the event Company should require or seek relief from breach in any court or other tribunal, any covenant shall be extended for a period of time equal to the pendency of such proceeding, including appeals thereof.

i. Survival After Termination of Agreement. Notwithstanding anything to the contrary contained in this Agreement, the covenants in Sections 6 (a) and (b) shall survive the termination of this Agreement and the Employee's employment with the Company.

j. Remedies.

i. The Employee acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Section 6 (a) or (b) herein would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Company. In recognition of this fact, in the event of a breach by the Employee of any of the provisions of Section 6(a) or (b), the Employee agrees that, in addition to any remedy at law available to the Company, including, but not limited to monetary damages, all rights of the Employee to payment or otherwise under this Agreement and all amounts then or thereafter due to the Employee from the Company under this Agreement may be terminated and the Company, without posting any bond, shall be entitled to obtain, and the Employee agrees not to oppose the Company's request for equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

ii. The Employee acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Proprietary Information would not be an adequate remedy upon breach or threatened breach of Section 6 (a) or (b) and consequently agrees, upon proof of any such breach, to the granting of injunctive relief prohibiting any form of competition with the Company. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

7.  Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Employee or the Employee's estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Company may accept other arrangements pursuant to which it is satisfied that such tax and other payroll obligations will be satisfied in a manner complying with applicable law or regulation.

8.  Notices. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy, in the case of the Employee to the Employee's residence as set forth in the first paragraph of this Agreement or as shown on the records of the Company, or in the case of the Company, to its principal office as set forth in the first paragraph of this Agreement, or at such other place as it may designate.

9.  Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

10.  Completeness and Modification. This Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties or, in the case of a waiver, by the party to be charged.

11.  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

12.  Binding Effect/Assignment. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Employee but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company's affiliates controlled by or under common control with the Company.

13.  Governing Law. This Agreement shall become valid when executed and accepted by Company. The parties agree that it shall be deemed made and entered into in the State of Florida and shall be governed and construed under and in accordance with the laws of the State of Florida. Anything in this Agreement to the contrary notwithstanding, the Employee shall conduct the Employee's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Employee is located.

14.  Further Assurances. All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

15.  Headings. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

16.  Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

17.  Severability. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

18.  Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.

19.  Venue. Company and Employee acknowledge and agree that Palm Beach County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement, they will not contest or challenge the jurisdiction or venue of these courts.

20.   Attorneys’ Fee. In the event either party is required to enforce the terms of this agreement, the prevailing party in litigation shall be entitled to reimbursement for its reasonable attorneys’ fees and costs expended furtherance thereof.

21.  Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

THE EMPLOYEE ACKNOWLEDGES THAT THE EMPLOYEE HAS READ ALL OF THE TERMS OF THIS AGREEMENT, HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, UNDERSTANDS THE AGREEMENT, AND AGREES TO ABIDE BY ITS TERMS AND CONDITIONS.

IN WITNESS WHEREOF, the parties have executed this Agreement as of date set forth in the first paragraph of this Agreement.

INTERACTIVE GAMES, INC.

Witness:

______________________  By:  ________________________________
                                                              Michele Friedman
                                                              Its: Chairman

Witness:

______________________    ________________________________
                                                         HENRY FONG